UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2012

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, American Reprographics Company (the “Company”) filed a Current Report on Form 8-K (the “Report”) regarding voluntary salary reductions of certain named executive officers. This Current Report on Form 8-K/A is filed to correct inadvertent errors in certain salary reduction amounts, base salaries and projected end dates disclosed in the Report, and the following disclosure amends and supersedes the information contained in the Report.

(e)	Compensatory Arrangements of Certain Officers.

2012 Voluntary Temporary Base Salary Reductions

The following named executive officers of the Company have voluntarily and temporarily agreed to reduce their annual base salaries in the percentages and dollar amounts set forth below opposite each such executive officer’s name, effective November 10, 2012 and projected to end on or before December 31, 2013. The voluntary salary reductions below are subject to elimination at any time at the election of each executive officer and do not impact non-salary compensation and benefits.

Name	Title	Base Salary (Amount)	Salary Reduction % (Amount)	Annual Salary After Reduction
Kumarakulasingam Suriyakumar	Chairman, President and Chief Executive Officer	$950,000	20% ($190,000)	$760,000

Dilantha Wijesuriya	Chief Operating Officer	$350,000	10% ($35,000)	$315,000

John E.D. Toth	Chief Financial Officer, Secretary	$300,000	10% ($30,000)	$270,000

Rahul K. Roy	Chief Technology Officer	$500,000	10% ($50,000)	$450,000

Jorge Avalos	Chief Accounting Officer, Vice President Finance	$260,000	5% ($13,000)	$247,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar
Chief Executive Officer and President